CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Heritage-Crystal Clean, Inc. on Form 10-K for the year ended December 29, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Heritage-Crystal Clean, Inc. on Form S-3 (File No. 333-179496) and on Form S-8 (File No. 333-184569 and File No. 333-149791).

/s/ GRANT THORNTON LLP
Chicago, Illinois
February 27, 2013